Exhibit 10.13

EXECUTION COPY

PURCHASE AND EXCHANGE AGREEMENT

This Purchase and Exchange Agreement (this “Agreement”) is dated as of December 1, 2006 between TRC Companies, Inc., a Delaware corporation (the “Company”), and Fletcher International, Ltd., a Bermuda company (“Purchaser”).

WHEREAS, the Purchaser is the holder of 15,000 shares of Series A-1 Cumulative Convertible Preferred Stock, par value $0.10 per share, of the Company (the “Preferred Stock”);

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder, the Purchaser wishes (i) to exchange its Preferred Stock for 1,132,075 shares of the Company’s Common Stock, par value $.10 per share (the “Common Stock”) plus accrued and unpaid dividends through the Closing Date (as defined herein), and (ii) to purchase from the Company additional shares of Common Stock as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser agree as follows:

ARTICLE I
DEFINITIONS

1.1           Definitions.  In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings indicated:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144.  With respect to the Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as the Purchaser will be deemed to be an Affiliate of the Purchaser.

“Closing” means the closing of the purchase and sale of the Shares pursuant to Section 2.1.

“Closing Date” means the date of the Closing.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.10 per share.

“Company Counsel” means Paul, Hastings, Janofsky & Walker LLP.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchanged Shares” means the shares of Common Stock issuable hereunder pursuant to Section 2.1(ii).

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Purchased Shares” means the shares of Common Stock issuable hereunder pursuant to Section 2.1(i).

“Purchase Price” means $9.79, the closing price of the Common Stock on the New York Stock Exchange on the date hereof.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” means the Purchased Shares and the Exchanged Shares.

“Subsidiary” means any subsidiary of the Company that would be required to be listed on Exhibit 21 to the Company’s Annual Report on Form 10-K.

“Trading Day” means (a) any day on which the Common Stock is traded on its primary Trading Market, or (b) if the Common Stock is not then listed or quoted on any national securities exchange, market or trading or quotation facility, then a day on which trading occurs on the New York Stock Exchange (or any successor thereto).

“Trading Market” means New York Stock Exchange or any other national securities exchange, market or trading or quotation facility on which the Common Stock is then listed or quoted.

ARTICLE II
PURCHASE AND SALE

2.1           Closing.  Subject to the terms and conditions set forth in this Agreement, at the Closing (i) the Company shall issue and sell to the Purchaser, and the Purchaser shall, purchase from the Company 204,290 shares of Common Stock (determined by dividing $2,000,000 by the Purchase Price), and (ii) in exchange for the 15,000 shares of Preferred Stock held by the Purchaser (which shall constitute the sole consideration for the Exchanged Shares), the Company shall issue to the Purchaser 1,132,075 shares of Common Stock.  The Closing shall take place via facsimile on December 8, 2006 or such earlier date specified by the Purchaser and acceptable to the Company; provided that original certificates representing the Purchased Shares shall be delivered via overnight carrier to the Purchaser.

2.2           Closing Deliveries.

(a)           At the Closing, the Company shall deliver or cause to be delivered to the Purchaser:

(i)         one or more stock certificates evidencing the Purchased Shares, registered in the name of the Purchaser and delivered to the address listed on Schedule A; and

(ii)        issue the Exchanged Shares and the shares of Common Stock representing payment for the accrued and unpaid dividends on the Preferred Stock through the Closing Date, to the Purchaser’s account listed on Schedule A with The Depository Trust Company through its Deposit Withdrawal Agent Commission system.

(b)           At the Closing, the Purchaser shall deliver or cause to be delivered to the Company, the following:

(i)         valid and marketable title to the Preferred Stock,  free and clear of all liabilities, obligations,  claims,  liens  and  encumbrances  (except  for  those  imposed by applicable securities laws),  by  delivering to the Company one or more stock certificates  representing the Preferred Stock,  duly  endorsed  in  blank  or accompanied  by one or more stock powers duly endorsed in blank, and in form for transfer reasonably satisfactory to Company Counsel; and

(ii)        $2,000,000 in immediately available funds delivered in accordance with the wire instructions set forth on Schedule A.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

3.1           Representations and Warranties of the Company.  The Company hereby makes the following representations and warranties to the Purchaser:

(a)           (i) The Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2005 (the “10-K”) complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the 10-K, and none of the Company’s filings with the Commission under Section 13(a) or 15(d) of the Exchange Act, at the time they were filed with the Commission, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(ii)           The financial statements of the Company included in the 10-K complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto.  Such financial statements have been prepared in accordance with United States generally accepted accounting principles, consistently applied (“GAAP”), during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes, normal year-end adjustments or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

(b)           Schedule 3.1(b) includes a list of all Subsidiaries of the Company.  Each of the Company and each Subsidiary is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents.  Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate: (i) adversely affect the legality, validity or enforceability of this Agreement, (ii) have or reasonably be expected to result in a material adverse effect on the results of operations, assets, prospects, business or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) adversely impair the Company’s ability to perform fully on a timely basis its obligations under this Agreement (any of (i), (ii) or (iii), a “Material Adverse Effect”).

(c)           The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder.  The execution and delivery of each of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and no further action is required by the Company, or its stockholders.  This Agreement has been duly executed by the Company and, assuming this Agreement constitutes the legal, valid and binding agreement of each other party thereto other than the Company, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

(d)           As of the date hereof and immediately prior to giving effect to the transactions contemplated by this Agreement, the authorized capital stock of the Company consists of 30,000,000 shares of Common Stock, of which 16,749,369 shares are issued and outstanding and 500,000 shares of preferred stock, $.10 par value, 15,000 of which are designated as Series A-1 Cumulative Convertible Preferred Stock, and all of which are issued and outstanding.  All of such outstanding shares of Common Stock are duly authorized, validly issued, fully paid and nonassessable.  The Shares have been duly authorized and when issued pursuant to the terms hereof will be validly issued, fully paid and nonassessable and will not be subject to any encumbrances, preemptive rights or any other similar contractual rights of the stockholders of the Company or any other Person.  No shares of capital stock of the Company are subject to preemptive rights or any other similar rights of the stockholders of the Company or any other Person or any liens or encumbrances imposed through the actions or failure to act of the Company.  As of the date hereof, the Company had outstanding options to purchase 3,124,477 shares of Common Stock, as well as options to purchase 211,430 shares of Common

Stock that may be issued, under its Restated Stock Option Plan.  As of the date of this Agreement, except to the extent described in the preceding sentence and Schedule 3.1(d) there are no outstanding options, warrants, scrip, rights to subscribe for, puts, calls, rights of first refusal, agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into or exchangeable for any shares of capital stock of the Company or any of its Subsidiaries, or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock.

(e)           The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) subject to obtaining the Required Approvals (as defined below), conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to any Person any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected or (iv) result in a violation of any rule or regulation of the New York Stock Exchange applicable to the Company or the transactions contemplated hereby; except in the case of each of clauses (ii), (iii) and (iv), such as could not, individually or in the aggregate, have or could reasonably be expected to result in a Material Adverse Effect.

(f)            Neither the Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Agreement, other than applicable Blue Sky filings (the “Required Approvals”).

(g)           There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which adversely affects or challenges the legality, validity or enforceability of any of this Agreement.

(h)           All of the Shares will, when issued, be duly listed and admitted for trading on the New York Stock Exchange.

(i)            Assuming the accuracy of the representations and warranties of the Purchaser set forth herein, the offer, issuance and sale of the Shares to the Purchaser as contemplated hereby are exempt from the registration requirements of the Securities Act.  Neither the Company nor any Person acting on the Company’s behalf has sold or offered to sell or solicited any offer to buy the Shares by means of any form of general solicitation or advertising.  The offer, sale and issuance of the Common Stock to the Purchaser pursuant to this Agreement will not be integrated with any other past or current offer, sale and issuance of the Company’s securities under the Securities Act or any regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated or for purposes of any stockholder approval provision applicable to the Company or its securities.

(j)            The Purchaser has not requested from the Company and the Company has not furnished to the Purchaser, any material non-public information concerning the Company or its subsidiaries.

3.2           Representations and Warranties of the Purchaser.  The Purchaser hereby represents and warrants to the Company as follows:

(a)           The Purchaser is an entity duly organized, validly existing and in good standing under the laws of Bermuda with the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder.  The purchase by the Purchaser of the Shares hereunder has been duly authorized by all necessary action on the part of the Purchaser.  This Agreement has been duly executed by the Purchaser, and when delivered by the Purchaser in accordance with the terms hereof and assuming the Agreement constitutes the legal, valid and binding agreement of the Company, will constitute the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms except as limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws that affect creditors’ rights generally; (ii) equitable limitations on the availability of specific remedies; and (iii) principles of equity.

(b)           The Purchaser is the lawful owner of 15,000 shares of Preferred Stock and has good title thereto, free and clear of all liens, claims and encumbrances of any kind, other than liens in favor of Credit Suisse Securities (USA) that will be released on or before the Closing.  Such Preferred Stock and 60,803 shares of Common Stock owned by the Purchaser are the only shares of capital stock of the Company beneficially owned by the Purchaser or its Affiliates.

(c)           The Purchaser is acquiring the Shares as principal for its own account for investment purposes only and not with a view to or for distributing or reselling such Shares or any part thereof, without prejudice, however, to the Purchaser’s right, subject to the provisions of this Agreement at all times to sell or otherwise dispose of all or any part of such Shares pursuant to an effective registration statement under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws.  The Purchaser is acquiring the Shares hereunder in the ordinary course of its business. The Purchaser does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Shares.

(d)           At the time the Purchaser was offered the Shares, it was, and at the date hereof it is, an “accredited investor” as defined in Rule 501(a) under the Securities Act.  The Purchaser has not been formed solely for the purpose of acquiring the Shares.

(e)           The Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment.

(f)            The Purchaser is able to bear the economic risk of an investment in the Shares and, at the present time, is able to afford a complete loss of such investment.

(g)           The Purchaser acknowledges that it has reviewed the 10-K and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Shares and the merits and risks of investing in the Shares; (ii) access to information about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

(h)           The Purchaser is not purchasing the Purchased Shares as a result of any advertisement, article, notice or other communication regarding the Purchased Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(i)            The Purchaser understands and acknowledges that: (i) the Shares are being offered and sold to it without registration under the Securities Act in a private placement that is exempt from the registration provisions of the Securities Act and (ii) the availability of such exemption, depends in part on, and the Company will rely upon the accuracy and truthfulness of, the foregoing representations and the Purchaser hereby consents to such reliance.

ARTICLE IV
OTHER AGREEMENTS OF THE PARTIES

4.1           Preferred Rights.  The Purchaser and the Company expressly acknowledge and agree that effective at the Closing, all rights of the Purchaser in and to the Preferred Stock shall cease and the Shares are being received in full satisfaction of any rights associated therewith, including, without limitation, any rights to dividends or redemption payments.  Accordingly, all obligations of the Company under the Purchase and Sale Agreement between the Purchaser and the Company dated December 14, 2001 (the “Prior Purchase Agreement”) shall be deemed satisfied and discharged and the Prior Purchase Agreement shall be cancelled, terminated and of no further force and effect. The Purchaser hereby releases and forever discharges the Company from any and all claims it may have had under the Prior Purchase Agreement or in connection with its ownership of the Preferred Stock.

4.2           Piggy-Back Registrations; Other Registrations.  If at any time between the date hereof and the later of (i) November 30, 2008 and (ii) the date when the Purchaser can resell all of the Purchased Shares pursuant to Rule 144(k) of the Securities Act, the Company shall determine to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with a stock option, equity compensation or other employee benefit plans, then the Company shall send to the Purchaser a written notice of such determination as soon as practicable, but in no event less than fifteen (15) days before the anticipated filing date, and, if within ten (10) days after the date of such notice, the Purchaser shall so request in writing, the Company shall include in such registration statement all or any part of the Purchased Shares the Purchaser requests to be registered pursuant to a plan of distribution to be provided by the Purchaser, subject to customary underwriter cutbacks applicable to all holders of registration rights.

4.3           Form D; Blue Sky Laws.  Promptly upon completion of the Closing and in any event within 15 days thereof, the Company shall file with the Commission a Form D with respect to the Shares as required under Regulation D and each applicable state securities commission and will provide a copy thereof to the Purchaser promptly after such filing.

4.4           Transfer Restrictions.

(a)           Shares may only be disposed of pursuant to an effective registration statement under the Securities Act, to the Company or pursuant to an available exemption from or in a transaction not subject to the registration requirements of the Securities Act, and in compliance with any applicable state securities laws.  In connection with any transfer of Shares other than pursuant to an effective registration statement or to the Company, except as otherwise set forth herein, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Shares under the Securities Act.  Notwithstanding the foregoing, the Company hereby consents to and agrees to register on the books of the Company and with any transfer agent for the Shares of the Company, without any such legal opinion, any transfer of Shares by a Purchaser to an Affiliate of the Purchaser, provided that the transferee certifies to the Company that it is an “accredited investor” as defined in Rule 501(a) under the Securities Act and that it is acquiring the Shares solely for investment purposes (subject to the qualifications hereof).  As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Purchaser under this Agreement.

(b)           The Purchaser agrees to the imprinting, so long as is required by this Section 4.4(b), of the following legend on the Purchased Shares:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED UNLESS (1) THERE IS AN EFFECTIVE

REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT COVERING SUCH SECURITIES, OR (2) THE SALE IS MADE IN ACCORDANCE WITH RULE 144 OR ANOTHER APPLICABLE EXEMPTION UNDER THE SECURITIES ACT.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to any holder of Purchased Shares if, unless otherwise required by state securities laws, such Purchased Shares are sold pursuant to (i) an effective Registration Statement under the Securities Act, (ii) Rule 144 or (iii) another applicable exemption from registration under the Securities Act.

4.5           Furnishing of Information.  From and after the first anniversary of the date hereof, as long as the Purchaser owns Shares, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act.  Upon the request of the Purchaser, the Company shall deliver to the Purchaser a written certification of a duly authorized officer as to whether it has complied with the preceding sentence. As long as the Purchaser owns Shares, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Purchaser and make publicly available in accordance with Rule 144(c) such information as is required for the Purchaser to sell the Shares under Rule 144.  The Company further covenants that it will take such further action as the Purchaser may reasonably request, all to the extent required from time to time to enable the Purchaser to sell such Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

4.6           Integration.  The Company shall not, and shall use its best efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Shares in a manner that would require the registration under the Securities Act of the sale of the Shares to the Purchaser or that would require the Company to seek stockholder approval for the issuance of the Shares under any stockholder approval provision applicable to the Company.

4.7           Indemnification of the Purchaser.  The Company will indemnify and hold the Purchaser and its directors, officers, shareholders, partners, employees and agents (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (i) any misrepresentation, breach or inaccuracy, or any allegation by a third party that, if true, would constitute a breach or inaccuracy, of any of the representations and warranties made by the Company in this Agreement, (ii) any breach or non-performance by the Company of any of its covenants, agreements or obligations contained in this Agreement or (iii) any litigation, investigation or proceeding instituted by any Person with respect to this Agreement or the Shares (excluding, however, any such litigation, investigation or proceeding which arises solely from the acts or omissions of the Purchaser Party seeking indemnification or its Affiliates).  The Company will reimburse such Purchaser Party for its reasonable legal and other expenses (including the cost of any investigation, preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred.

ARTICLE V
CONDITIONS TO CLOSING

5.1           Conditions Precedent to the Obligations of the Purchaser.  The obligation of the Purchaser to acquire Shares at the Closing is subject to the satisfaction or waiver by the Purchaser, at or before the Closing, of each of the following conditions:

(a)           Representations and Warranties.  The representations and warranties of the Company contained herein shall be true and correct in all material respects (provided however that such materiality qualification shall only apply to representations and warranties not otherwise qualified by materiality) as of the Closing Date;

(b)           Performance.  The Company and the Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by it at or prior to the Closing;

(c)           Consents.  Any consents or approvals required to be secured by the Company for the consummation of the transactions contemplated by this Agreement shall have been obtained and shall be reasonably satisfactory to the Purchaser.

(d)           No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by this Agreement;

(e)           Adverse Changes.  Since the date of execution of this Agreement, there shall have been no Material Adverse Effect, nor shall any event or series of events shall have occurred that reasonably could be expected to have or result in a Material Adverse Effect.

(f)            No Suspensions of Trading in Common Stock; Listing.  Trading in the Common Stock shall not have been suspended by the Commission or any Trading Market (except for any suspensions of trading of not more than one Trading Day solely to permit dissemination of material information regarding the Company) at any time since the date of execution of this Agreement, and the Common Stock shall be listed for trading on the New York Stock Exchange.

(g)           Delivery of Exhibit A.  On or prior to December 6, 2006, the Company shall have delivered the letter set forth in Exhibit A.

5.2           Conditions Precedent to the Obligations of the Company.  The obligation of the Company to sell Shares at the Closing is subject to the satisfaction or waiver by the Company, at or before the Closing, of each of the following conditions:

(a)           Representations and Warranties.  The representations and warranties of the Purchaser contained herein shall be true and correct in all material respects as of the Closing Date; and

(b)           No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by this Agreement.

(c)           Release of Liens.  Any and all liens by Credit Suisse Securities (USA) on the Preferred Stock shall have been released.

ARTICLE VI
MISCELLANEOUS

6.1           Entire Agreement.  This Agreement, together with the Exhibits and Schedules hereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, Exhibits and Schedules.

6.2           Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 5:30 p.m. (New York City time) (with confirmation of transmission) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) (with confirmation of transmission) on any Trading Day, (c) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service (next day service specified), or (d) upon actual receipt by the party to whom such notice is required to be given.  The address for such notices and communications shall be as follows:

If to the Company:	TRC Companies, Inc. 21 Griffin Road North Windsor, Connecticut 06095 Attention: General Counsel and Chief Financial Officer
	Telephone:	(860) 298-9692
	Facsimile:	(860) 298-6291

If to the Purchaser:	To the address set forth under the Purchaser’s name on the signature pages hereof;

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

To the extent that any funds shall be delivered to the Company by wire transfer, unless otherwise instructed by the Company, such funds should be delivered in accordance with the wire instructions set forth on Schedule A.

6.3           Amendments; Waivers.  No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought.

6.4           Headings.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

6.5           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchaser.

6.6           No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except that each Purchaser Party is an intended third party beneficiary of Section 4.7 and may enforce the provision of such Section.

6.7           Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof.  Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto (including its affiliates, agents, officers, directors and employees) hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.  If any party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the non-prevailing party for its attorneys fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

6.8           Survival.  The covenants and representations and warranties contained herein shall survive the Closing and the delivery of the Shares until the three-year anniversary of the Closing Date.

6.9           Execution.  This Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties, it being understood that all parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

6.10         Severability.  If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

6.11         Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchaser and the Company will be entitled to specific performance under this Agreement.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

6.12         Publicity.  The Company and the Purchaser shall have the right to review for a reasonable period of time before issuing any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of the Purchaser, to make any press release with respect to such transactions as is required by applicable law and regulations (although the Purchaser shall be consulted by the Company in connection with any such press release prior to its release and shall be provided with a copy thereof and be given an opportunity to comment thereon).  Notwithstanding the foregoing, the Company shall file with the SEC a Form 8-K disclosing the transactions herein within two (2) business days of the Closing Date and attach the relevant agreements and instruments to either such Form 8-K or the first Quarterly Report on Form 10-Q filed by the Company following the Closing Date.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

TRC COMPANIES, INC.

By:	/s/ Martin H. Dodd
Name:	Martin H. Dodd
Title:	Secretary

FLETCHER INTERNATIONAL, LTD., by its duly authorized investment advisor, FLETCHER ASSET MANAGEMENT, INC.

By:	/s/ Peter Zayfert
Name:	Peter Zayfert
Title:	Authorized Signatory

By:	/s/ Michael McCarville
Name:	Michael McCarville
Title:	Authorized Signatory

Address for Notice:

Fletcher International, Ltd.
c/o A. S. & K. Services Ltd.
Cedar House, 41 Cedar Avenue
Hamilton HM EX Bermuda
Attention:
Telephone: 441-295-2244
Facsimile: 441-292-8666

with a copy to:

Fletcher Asset Management, Inc.
48 Wall Street
5th Floor
New York, NY 10005
Attention:
Telephone: (212) 284-4800
Facsimile: (212) 284-4801

with a copy (which copy shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP
525 University Avenue, Suite 1100
Palo Alto, CA 94301
Attention: Leif King, Esq.
Telephone: (650) 470-4500
Facsimile: (650) 470-4570